As filed with the Securities and Exchange Commission on November 8, 2019

Registration No. 333-_______

United States

SECURITIES AND EXCHANGE cOMMISSION

Washington, D.C. 20549

_______________________

fOrm S-8

registration statement

under the securities act of 1933

_______________________

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	39-1140809 (I.R.S. Employer Identification Number)

129 Marten Street

Mondovi, Wisconsin 54755

(715) 926-4216

(Address of principal executive offices) (Zip code)

_______________________

MARTEN TRANSPORT, LTD.

2015 Equity Incentive Plan, as amended

(Full title of the plan)

Randolph L. Marten

Chairman of the Board and

Chief Executive Officer

Marten Transport, Ltd.

129 Marten Street

Mondovi, Wisconsin 54755

(715) 926-4216

(Name and address and telephone number, including area code, of agent for service)

Copies requested to:

Patrick Pazderka, Esq. Fox Rothschild LLP Campbell Mithun Tower, Suite 2000 222 South Ninth Street Minneapolis, Minnesota 55402 (612) 607-7000

_______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	1,300,000 shares	$21.93	$28,509,000.00	$3,700.47

__________________

(1)

Pursuant to Rule 416 under the United States Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock of the registrant that become issuable under the Marten Transport, Ltd. 2015 Equity Incentive Plan, as amended on May 7, 2019, by reason of any recapitalization, stock split, stock dividend or other similar transaction effected without receipt of consideration where the registrant’s outstanding shares of common stock are increased, converted or exchanged.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act and calculated based on the average of the high and low sales prices of the registrant’s shares of common stock, as reported on the Nasdaq Global Select Market on November 1, 2019.

EXPLANATORY NOTE

Marten Transport, Ltd. (the “Registrant” or the “Company”) has filed this registration statement on Form S-8 (this “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,300,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), issuable pursuant to awards under the Marten Transport, Ltd. 2015 Equity Incentive Plan, as amended upon approval of the Company’s stockholders on May 7, 2019 (the “Amended Plan”). On May 22, 2015, the Company filed a registration statement on Form S-8 (File No. 333-204386) (the “Existing Form S-8”) to register (i) 800,000 shares of Common Stock issuable pursuant to awards under the Marten Transport, Ltd. 2015 Equity Incentive Plan (the “2015 Plan” and together with the “Amended Plan,” the “Plan”); and (ii) such indeterminate number of shares of Common Stock as may become available under the Plan as a result of the adjustment provisions thereof. The original number of shares issuable under the 2015 Plan were adjusted to 1,333,333 shares of Common Stock to reflect the Company’s stock split that occurred in July 2017.

Pursuant to General Instruction E to Form S-8, the contents of the Existing Form S-8 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Existing Form S-8 are presented herein.

Part II

Information Required In The Registration Statement

Item 3.  Incorporation of Documents by Reference

The following documents previously filed with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2018 (File No. 000-15010);

(b)

The Registrant’s quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2019, Form 10-Q for the fiscal quarter ended June 30, 2019 and Form 10-Q for the fiscal quarter ended September 30, 2019 (File No. 000-15010);

(c)	The Registrant’s current reports on Form 8-K filed with the Commission on May 13, 2019, August 14, 2019 and September 3, 2019 (File No. 000-15010);

(d)

The description of the Registrant’s Common Stock contained in the Registrant’s current report on Form 8-K as filed with the Commission on January 25, 2002, including any amendments or reports filed for the purpose of updating the description (File No. 000-15010).

In addition, all documents filed with the Commission by the Registrant (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the time of filing of such documents with the Commission.

Any statement contained in the documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
3.1

Amended and Restated Certificate of Incorporation effective August 11, 2003 (incorporated by reference to Exhibit 4.1 of the Company’s Amendment No. 2 to Registration Statement on Form S-2, filed August 14, 2003 (File No. 33-107367))

3.2

Amendment to Amended and Restated Certificate of Incorporation effective May 25, 2005 (incorporated by reference to Exhibit 3.3 of the Company’s Quarterly Report on Form 10-Q, filed on August 8, 2005 (File No. 000-15010))

3.3

Second Amendment to Amended and Restated Certificate of Incorporation effective June 1, 2015 (incorporated by reference to Exhibit 3.4 of the Company’s Quarterly Report on Form 10-Q, filed on August 7, 2015 (File No. 000-15010))

3.4

Third Amendment to Amended and Restated Certificate of Incorporation effective May 18, 2018 (incorporated by reference to Exhibit 3.5 of the Company’s Quarterly Report on Form 10-Q, filed on August 9, 2018 (File No. 000-15010))

3.5	Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K, filed on March 14, 2008 (File No. 000-15010))

5.1	Opinion of Fox Rothschild as to the validity of the shares of Common Stock to be issued (filed herewith)

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Fox Rothschild (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1

Marten Transport, Ltd. 2015 Equity Incentive Plan, as amended upon approval of the Company’s stockholders on May 7, 2019 (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K, filed on May 13, 2019 (File No. 000-15010))

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mondovi, State of Wisconsin on November 8, 2019.

MARTEN TRANSPORT, LTD.

By:	/s/ Randolph L. Marten
Randolph L. Marten
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Marten Transport, Ltd., hereby severally constitute and appoint Randolph L. Marten and James J. Hinnendael, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, this registration statement on Form S-8 and any and all post-effective amendments to said registration statement, and to file or cause to be filed the same, with all supplements, amendments and exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date
/s/ Randolph L. Marten	Chairman of the Board and Chief Executive Officer (principal executive officer)	November 8, 2019
Randolph L. Marten

/s/ James J. Hinnendael	Executive Vice President and Chief Financial Officer
James J. Hinnendael	(principal financial and accounting officer)	November 8, 2019

/s/ Larry B. Hagness
Larry B. Hagness	Non-Executive Director	November 8, 2019

/s/ Jerry M. Bauer
Jerry M. Bauer	Non-Executive Director	November 8, 2019

/s/ Robert L. Demorest
Robert L. Demorest	Non-Executive Director	November 8, 2019

/s/ Ronald R. Booth
Ronald R. Booth	Non-Executive Director	November 8, 2019

/s/ Thomas J. Winkel
Thomas J. Winkel	Non-Executive Director	November 8, 2019